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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 21, 2016, relating to the consolidated financial statements of Lonestar Resources Limited, which is contained herein.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ BDO USA, LLP

Dallas, Texas

December 8, 2016